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                                                              Exhibit 10.43(g-4)
                               THIRD AMENDMENT TO
                            SPONSORS' LOAN AGREEMENT

          THIS THIRD AMENDMENT (this "Amendment"), dated 3 June 2002, is made among ADVANCED MICRO DEVICES, INC., a corporation organised and existing under the laws of the State of Delaware, United States of America, with its chief executive office and principal place of business at One AMD Place, Sunnyvale, California 94088, United States of America ("AMD Inc."); AMD SAXONY HOLDING GMBH, Dresden, registered in the Commercial Register of the Dresden County Court, HRB 13931 ("AMD Holding" and, together with AMD Inc. collectively, the "Sponsors"); and AMD SAXONY MANUFACTURING GMBH, Dresden, registered in the Commercial Register of the Dresden County Court, HRB 13186 (proposed to be known as "AMD Saxony LLC & Co. KG" following the Conversion Effective Date) ("AMD Saxonia").

                              W I T N E S S E T H:

          WHEREAS, AMD Saxonia has been formed for the purpose of constructing, owning, and operating (i) the Plant and (ii) the integrated Design Center (the construction, ownership, and operation of the Plant and the Design Center being hereinafter called the "Project");

          WHEREAS, in order to finance the construction of the Plant and the Design Center, and start-up costs of the operation of the Plant, inter alia, (i) AMD Saxonia has entered into the Loan Agreement dated 11 March 1997, as amended, providing, inter alia, for two separate senior secured term and standby facilities aggregating up to DM 1,500,000,000 (one billion five hundred million Deutsche Marks), and (ii) the Sponsors, the Agent, and the Security Agent have entered into that certain Sponsors' Support Agreement dated 11 March 1997, as amended by the First Amendment to Sponsors' Support Agreement dated 6 February 1998, the Second Amendment to Sponsors' Support Agreement dated 29 June 1999, the Third Amendment to Sponsors' Support Agreement dated 20 February 2001 and the Accession Agreement and Fourth Amendment to Sponsors' Support Agreement dated of even date herewith (as amended, the "Sponsors' Support Agreement"), providing (x) certain assurances to the Agent and Security Agent with respect to the completion of the Project, and (y) certain undertakings to and for the benefit of the Secured Parties;

          WHEREAS, pursuant to the Conversion Documents (as defined in the Sponsors' Support Agreement), AMD Saxonia proposes to change its legal form to a Kommanditgesellschaft (a limited partnership organized under the laws of the Federal Republic of Germany), with AMD Holding and AMD Saxony Admin GmbH, with its seat in Dresden ("AMD Admin") as its sole limited partners (Kommanditisten) and AMD Saxony LLC, a limited liability company organized under the laws of the State of Delaware and a wholly-owned subsidiary of AMD Inc. ("AMD Saxony LLC") as its sole general partner (Komplementar);

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          WHEREAS, AMD Saxonia wishes, with the consent of the Sponsors to, among other things, amend the Sponsors' Loan Agreement, by and among AMD Inc., AMD Holding, and AMD Saxonia, dated 11 March 1997, as amended by the First Amendment to Sponsors' Loan Agreement dated 6 February 1998 and the Second Amendment to Sponsors' Loan Agreement dated 25 June 1999 (as amended, the "Sponsors' Loan Agreement") to decrease the interest rate payable on each of the Sponsors' Loans; and

          WHEREAS, concurrently herewith, the relevant parties are also amending the Sponsors' Support Agreement and certain other agreements;

          NOW, THEREFORE, the Sponsors and AMD Saxonia agree as follows:

                                    ARTICLE I
                                   Definitions

     SECTION 1.1 Definitions. Capitalized terms not otherwise defined in this Amendment are used with the definitions assigned to them in the Sponsors' Loan Agreement or, if not there defined, in the Sponsors' Support Agreement.

     SECTION 1.2 Construction. In this Amendment, unless the context requires otherwise, references to Sections and Schedules are to Sections and Schedules of the Sponsors' Loan Agreement. Section headings are inserted for reference only and shall be ignored in construing this Amendment.

                                   ARTICLE II
                                    Amendment

     SECTION 2.1 With effect from the Conversion Effective Date, the Sponsors' Loan Agreement is hereby amended as more particularly set out below. In all other respects, the Sponsors' Loan Agreement shall remain in full force and effect.

     (i)  Section 3.1 shall be deleted and replaced with the following:

          "SECTION 3.1 Interest Rate. The unpaid principal amount from time to time outstanding of each Sponsors' Loan shall bear interest at a rate per annum equal to 4% compounded monthly, with effect from January 1, 2002. As provided in the Sponsors' Subordination Agreement, payment of interest on the Sponsors' Loans has been subordinated to the Senior Liabilities (as therein defined) and, once permitted to be paid by AMD Saxonia pursuant to the Sponsors' Subordination Agreement, shall be paid quarterly in arrears."

                                   ARTICLE III
                                  Miscellaneous

     SECTION 3.1 Representations and Warranties. Each of the Sponsors and AMD Saxonia hereby represents and warrants, as of the date hereof and as of the Conversion Effective Date, that:

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     (a)  Organisation; Corporate Power. It is duly organised and validly existing under the laws of the jurisdiction of its organisation, and has all necessary power and authority to execute and deliver this Amendment and, following the Conversion Effective Date, to consummate the transactions contemplated by the Sponsors' Loan Agreement, as amended hereby;

     (b) Corporate Authority; No Conflict. The execution and delivery by it of this Amendment, and the performance by it, following the Conversion Effective Date, of its obligation under the Sponsors' Loan Agreement, as amended by this Amendment, have been duly authorised by all necessary corporate action (including any necessary shareholder action) on its part, and do not and will not (i) violate any provision of any law, rule regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to it, or of its charter or by-laws; or (ii) result in a breach of, result in a mandatory prepayment or acceleration of indebtedness evidenced by or secured by, or constitute a default under, any indenture or loan or credit agreement, or any other agreement or instrument to which it is a party or by which it or its properties may be bound, or require the creation or imposition of any encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by it; and

     (c) Valid and Binding Obligations. Following the Conversion Effective Date, the Sponsors' Loan Agreement, as amended by this Amendment, shall constitute its legal, valid, and binding obligation, enforceable against it in accordance with its terms; subject, however, to applicable bankruptcy, insolvency, reorganisation, moratorium, or similar laws affecting creditors' rights generally and, as to enforceability, by general equitable principles.

     SECTION 3.2 Miscellaneous.

     (a) This Amendment is limited as specified and shall not constitute a modification, amendment or waiver of any other provision of the Sponsors' Loan Agreement or any provision of any other Operative Document. Except as specifically amended by this Amendment, the Sponsors' Loan Agreement shall remain in full force and effect and is hereby ratified and confirmed.

     (b) Without prejudice to the foregoing, AMD Saxonia hereby ratifies and confirms that its obligations under the Sponsors' Loan Agreement, as amended, shall continue in full force and effect following the Conversion.

     (c) This Amendment shall be an Operative Document under and for purposes of the Sponsors' Support Agreement.

     (d) Sections 7.1, 7.2, 7.3 and 7.4 of the Sponsors' Loan Agreement shall apply, mutatis mutandis, to this Amendment, as if set out herein in full.

     (e) This Amendment may be executed in any number of counterparts and by different parties on separate counterparts which when taken together shall constitute one agreement.

                  [Remainder of page intentionally left blank.]

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     IN WITNESS WHEREOF, each of the parties set out below has caused this
Amendment to be duly executed and delivered by its respective officer or agent thereunto duly authorised as of the date first above written.

                                   ADVANCED MICRO DEVICES, INC.

                                   By: /s/ Robert J. Rivet
                                      ------------------------------------------
                                   Its Senior Vice President and Chief
                                       Financial Officer

                                   AMD SAXONY HOLDING GMBH

                                   By: /s/ Hans-Raimund Deppe
                                      ------------------------------------------
                                   Dr. Hans-Raimund Deppe
                                   Its   Managing Director (Geschaftsfuhrer)


                                   AMD SAXONY MANUFACTURING GMBH

                                   By: /s/ Hans-Raimund Deppe
                                      ------------------------------------------
                                   Dr. Hans-Raimund Deppe
                                   Its   Managing Director (Geschaftsfuhrer)